UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2011

ADVENTRX Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2011, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of ADVENTRX Pharmaceuticals, Inc. (the "Company") adopted a 2011 Mid-Year Executive Incentive Plan (the "2011 Incentive Plan") for the Company’s officers, including its named executive officers (as identified in the Company’s proxy statement relating to the Company’s 2011 annual meeting of stockholders) (the "NEOs") for the period beginning July 1, 2011 and ending December 31, 2011 (including target awards for the NEOs and corporate performance objectives). The 2011 Incentive Plan will be governed and administered by the Committee.

Pursuant to the 2011 Incentive Plan, participants are eligible for incentive awards based on the achievement of near-term corporate objectives by the Company. Awards under the 2011 Incentive Plan generally will be paid in cash; however, the Committee has discretion to determine the composition of each award payment. The potential award for each of the NEOs will be based 100% on the Company’s achievement of corporate objectives and the target award amount for each NEO is $187,500. The target amount reflects the Committee’s determination of appropriate near-term incentive compensation where performance met objectives or was acceptable in view of prevailing conditions. The actual payout amount of an incentive award may exceed the target amount if performance exceeded objectives or was excellent in view of prevailing conditions or may be less than the target amount if performance partially met objectives or was less than acceptable. In evaluating performance, the Committee will consider the achievement of objectives, the degree to which performance exceeded the objective or an objective is partially achieved, the quality of achievement, the difficulty in achieving the objective, conditions that affected the ability to achieve objectives and such other factors as the Committee determines are appropriate to consider.

Payment of any awards under the 2011 Incentive Plan will be made in a single sum on or after January 1, 2012 and on or before March 14, 2012. An NEO has not earned and does not have any right or entitlement to any award under the 2011 Incentive Plan until the time the award is actually paid to such NEO. However, subject to any contractual obligations the Company may owe an NEO, if an NEO’s employment with the Company terminates prior to the payment of an award, it will be at the sole discretion of the Committee whether or not any award payment is made to that NEO.

The corporate performance goals under the 2011 Incentive Plan were set by the Committee based on recommendations from the NEOs and reflect the Committee’s assessment, as of July 6, 2011, of near-term corporate objectives the achievement of which will enhance stockholder value. The corporate objectives involve progress with the clinical development of one or more of the Company’s product candidates, including progress with regulatory and/or manufacturing activities, favorable responses from the U.S. Food and Drug Administration regarding one or more of the Company’s product candidates, progress with evaluating and/or the acquisition of additional technologies, product candidates, products and/or companies and maintaining specified levels of capital.

Under the 2011 Incentive Plan, if a corporate objective becomes irrelevant or undesirable during the plan period or if a strategic change affects (one or more) objectives then, for each such affected objective, the Committee, after considering the recommendations of the NEOs, may (i) if corporate objectives are weighted, adjust the weightings of one or more existing objectives, (ii) substitute one or more new objectives, if corporate objectives are weighted, with appropriate weightings for new and existing objectives, (iii) eliminate one or more existing objectives and, if corporate objectives are weighted, re-weight objectives or (iv) take no action. In addition, subject to any contractual obligations the Company may owe a participant, the Committee has absolute discretion to abolish the 2011 Incentive Plan at any time or to alter any terms and conditions under which incentive awards will be paid, with or without any reason and with or without prior notice.

The descriptions of the provisions of the terms and conditions of the 2011 Incentive Plan set forth above do not purport to be complete and are qualified in their entirety by reference to the 2011 Incentive Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.

July 8, 2011	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	2011 Mid-Year Executive Incentive Plan